UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 25, 2006
AVONDALE INCORPORATED
(Exact name of registrant as specified in its charter)

Georgia	33-68412	58-0477150
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

506 South Broad Street	30655
Monroe, Georgia	(Zip code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (770) 267-2226
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 AMENDMENT NO.5 TO RECEIVABLES PURCHASE AND SERVICING AGREEMENT
EX-10.2 AMENDMENT NO.4 TO CREDIT AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.
     On January 25, 2006, Avondale Funding LLC (“Funding”) and Avondale Mills, Inc. (“Avondale”) executed an amendment to the Receivables Purchase and Servicing Agreement (the “RPSA”), dated August 30, 2002, by and among Funding, Avondale and General Electric Capital Corporation (“GECC”), related to the Company’s receivables securitization facility. Under the amendment to the RPSA, up to $8.5 million of foreign trade receivables covered by either approved credit insurance or acceptable letters of credit may now constitute eligible receivables under the program. This enhancement and other minor revisions to the RPSA’s definition of eligibility increased the Company’s financing availability through sales of trade receivables under the securitization program by approximately $7.5 million as of the amendment date. Furthermore, the RPSA was amended to change its two financial covenants, the fixed charge coverage ratio and minimum cash flow requirement. In particular, the fixed charge coverage ratio (defined as the ratio of Adjusted EBITDA less capital expenditures, dividends, stock purchases and cash income taxes for the preceding four fiscal quarters to the sum of interest expense, discount and expenses on sales of receivables and current portion of long term debt for the same period) was reduced from 1.50 to 1.00. The minimum cash flow requirement (defined as Adjusted EBITDA for the preceding four fiscal quarters) was reduced to $35 million. In addition, the minimum liquidity availability (defined as the aggregate of the availability under the receivables securitization facility and the availability under the revolving credit facility) necessary for the Company to avoid application of the financial covenants contained in the RPSA was decreased from $20.0 million to $10.0 million through May 2007, provided that prior to such time Avondale Incorporated (the “Company”) and its subsidiaries have not received insurance proceeds of at least $60.0 million in excess of expenditures actually paid by the Company and its subsidiaries in connection with the clean up and restoration resulting from the January 6, 2005 Norfolk Southern train derailment and chlorine spill (referred to herein as an “Insurance Event”). In the event of an Insurance Event and subsequent to May 31, 2007, the minimum liquidity availability necessary to avoid the application of the financial covenants set forth in the receivables facility will be equal to $20.0 million.
     Also on January 25, 2006, Avondale, Avondale Mills Graniteville Fabrics, Inc. (“AVGRAN”) and the Company executed an amendment to the Credit Agreement, dated November 7, 2003, by and among Avondale, AVGRAN, the Company and GECC, related to the Company’s revolving credit facility. Under the amendment to the Credit Agreement, the $10 million availability block was eliminated through May 31, 2007, or until the occurrence of an Insurance Event as defined above. In addition, the fixed charge coverage ratio and minimum cash flow requirement as well as minimum liquidity availability governing application of these covenants was amended in the same manner as described above for the receivables securitization facility.
     An amendment fee of $50,000 was paid to GECC in connection with the two amendments. In addition, the Company requested that the maximum amount of the receivables securitization facility be reduced from $75 million to $50 million, reflecting the recent restructuring of the Company’s operations.
     The preceding summaries are not intended to be complete and are qualified in their entirety by reference to the full text of the applicable amendments, copies of which are filed as exhibits hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
The following exhibit is filed herewith:

Exhibit
Number	Description of Exhibit

10.1	Amendment No. 5 to Receivables Purchase and Servicing Agreement, dated as of January 25, 2006, by and among Avondale Funding LLC, Avondale Mills, Inc. and General Electric Capital Corporation.

10.2
Amendment No. 4 to Credit Agreement, dated as of January 25, 2006 by and among Avondale Mills, Inc., Avondale Mills Graniteville Fabrics, Inc., Avondale Incorporated and General Electric Capital Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2006	AVONDALE INCORPORATED

	By:	/s/ Jack R. Altherr, Jr.

Jack R. Altherr, Jr. Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Amendment No. 5 to Receivables Purchase and Servicing Agreement, dated as of January 25, 2006, by and among Avondale Funding LLC, Avondale Mills, Inc. and General Electric Capital Corporation.

10.2
Amendment No. 4 to Credit Agreement, dated as of January 25, 2006 by and among Avondale Mills, Inc., Avondale Mills Graniteville Fabrics, Inc., Avondale Incorporated and General Electric Capital Corporation.